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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 1998(October 15,
                                                                          1998)







                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-11803


              Delaware                                      04-3164298
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                          Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                     75252-5613
   (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (972) 733-6200






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



Item 5.  Other Events.

     On October 15, 1998, American Pad & Paper Company (the "Company") issued a press release announcing third quarter 1998 results. The Company reported a net loss of $13.4 million, or $.48 per share, on net sales of $174.2 million. Comparable third quarter results in 1997 included net income of $1.0 million, or $.03 per share, on net sales of $176.5 million. Year-to-date the Company reported a net loss of $71.4 million, or $2.58 per share, on net sales of $482.5 million. These results include the impact of the current quarter pretax restructuring charge of $5.7 million, a inventory write-down of $2.9 million, and a $41.0 million write-down of goodwill in the second quarter. Comparable year-to-date results in 1997 included net income of $9.6 million, or $.33 per share, on net sales of $493.5 million. This press release is incorporated herein as Exhibit 99.015.


On October 16, 1998, American Pad & Paper Company (the "Company") issued a press release announcing several key management appointments as the Company continues the process of building a strong management team from both internal and external sources.

John H. Rodgers has been appointed to the position of Senior Vice President, General Counsel and Secretary. In his new assignment he will be responsible for coordinating all of the Company's legal activities.

Mark S. Lipscomb has been appointed to the position of Vice President Corporate Communications. In this new position he will be responsible for investor relations, public relations, and employee communications.

Patrick D. "Dan" Lane has joined the Company as its Treasurer.

Robert D. Dunn has been promoted to Vice President, Corporate Development and Planning. He previously served as Vice President, Human Resources. In his new role he will coordinate activities associated with American Pad & Paper's turnaround and develop short and long-term business strategies.

     Deborah A. Garrett has been promoted to the position of Vice President, Human Resources, replacing Mr. Dunn. In her new position, Ms. Garrett will be responsible for all Human Resources activities of the Corporation.

This press release is incorporated herein as Exhibit 99.016.

Exhibit

99.15 Press release by the Company  dated October 15, 1998.
99.16 Press release by the Company dated October 16, 1998.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        American Pad & Paper Company



October 30, 1998                        /s/ David N. Pilotte
Date                                    David N. Pilotte
                                        Vice President and Corporate Controller
                                        Principal Accounting Officer

                                                                  Exhibit 99.015

                     CONTACT:Mark Lipscomb
                             Vice President, Corporate Communications
                             American Pad & Paper Co.
                             (972) 733-5415
For immediate release
                             Robert P. Jones/Theresa Schillero
                             Leslie Feldman/Eileen King - Press
                             (212) 850-5600
                             Ken Pieper
                             (972) 663-9390
                             Morgen-Walke Associates


               American Pad & Paper Reports Third Quarter Results

         DALLAS, Texas, October 15 1998, -- American Pad & Paper Company (NYSE:AGP) (AP&P) today reported financial results for the third quarter and nine months ended September 30, 1998.

         For the third quarter the Company reported a net loss of $13.4 million, or 48 cents per share, on net sales of $174.2 million. These results include a previously announced pretax restructuring charge of $5.7 million, and an inventory write-down of $2.9 million, which together impacted quarterly performance by 19 cents per share. The Company posted a positive EBITDA performance of $6.1 million in the quarter, as measured by our bank agreement.

         Year to date the Company reported a net loss of $71.4 million, or $2.58 per share, on net sales of $482.5 million. Year to date performance includes the impact of current quarter charges and a $41.0 million write-down of goodwill taken in the second quarter.

         Comparable third quarter results in 1997 included net income of $1.0 million, or 3 cents per share, on net sales of $176.5 million. For the first nine months of 1997, net income was $9.6 million, or 33 cents per share, on net sales of $493.5 million.

         The restructuring charge taken this quarter is for part of the previously announced major rationalization plan of the Company's manufacturing operations that should be completed in late 1999. This plan is expected to produce annualized cost savings of approximately $11 million, create a net 18% savings in space requirements and provide a net 7% reduction in the workforce. The cost for these restructuring actions is expected to be $11 to $13 million.

         During the quarter, the Company also announced it had amended its bank credit agreement which provides AP&P with access to a $300 million revolving credit facility that matures in July 2001. At the end of the quarter the Company had $33.2 million in cash and access to an additional $14.1 million from this credit facility.

                                    - more -

                                                                  Exhibit 99.015

Page 2



         "Despite the expected loss in the third quarter, I am pleased with the progress the Company is making," said James W. Swent, III, Chief Executive Officer of the Company. "Our rationalization plan will help ensure we remain competitive and meet our financial objectives. Inventory levels continue to improve, and we expect further reductions in the fourth quarter. Approval of the amended credit agreement, combined with our cash position provides the financial flexibility necessary to execute our business plan."

     "AP&P is a leader in the markets we serve with strong customer and supplier relationships," said Mr. Swent. "Our immediate challenges are to rebuild market share, reduce debt, and return the Company to profitability."

         American Pad & Paper Company is a leading manufacturer and marketer of paper-based office products in North America. The company manufactures and distributes writing pads, file folders, machine papers, envelopes and other office products. Name brands include Ampad, Century, Embassy, Gold Fibre, Huxley, Karolton, Kent, Peel & Seel, SCM, Williamhouse and World Fibre.

         This release contains forward-looking statements relating to future results. Actual results may differ significantly as a result of factors over which the Company has no control, including the strength of domestic and foreign economies, slower than anticipated sales growth, price and product competition and changes in raw material costs. Additional information which could affect the Company's financial results is included in the Company's prospectus on file with the Securities and Exchange Commission.
                                                                  ***

                               (Tables to Follow)

                                                                 Exhibit 99.015
                          AMERICAN PAD & PAPER COMPANY
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                    (in thousands, except per share amounts)

                                  Three months ended        Nine months ended
                                     September 30,            September 30,
                               ----------------------    ----------------------
                                  1998         1997        1998          1997
                               ---------    ---------    ---------    ---------

Net sales ...................  $ 174,160    $ 176,462    $ 482,479    $ 493,455

Cost of sales ...............    156,462      150,204      441,962      407,282
                               ---------    ---------    ---------    ---------

  Gross profit ..............     17,698       26,258       40,517       86,173

Operating expenses:

  Selling and marketing .....      5,569        5,529       15,762       15,624

  General and administrative.      9,608        6,338       24,313       14,716

  Restructuring charges .....      5,741         --          5,741         --

  Loss on sales of
    accounts receivable .....        858          656        2,319        2,049

  Amortization of intangible
    assets ..................      1,327        1,677        4,522        4,547

  Write-down of intangible assets   --           --         41,000         --

  Management fees and services .     595          565        1,655        4,276
                               ---------    ---------    ---------    ---------

Income (loss) from operations     (6,000)      11,493      (54,795)      44,961

Other income (expense):

  Interest .................    (11,929)      (9,848)     (33,735)     (27,646)

  Other income, net ........        192           84          207          225
                              ---------    ---------    ---------    ---------

Income (loss) before
  income taxes .............    (17,737)       1,729      (88,323)      17,540

Provision for (benefit from)
  income taxes..............     (4,343)         778      (16,907)       7,893
                              ---------    ---------    ---------    ---------

Net income (loss) ..........  $ (13,394)   $     951    $ (71,416)   $   9,647
                              =========    =========    =========    =========

Earnings (loss) per
 share (Basic) .............  $   (0.48)   $    0.03    $   (2.58)   $    0.33
                              =========    =========    =========   ==========

Earnings per share (Diluted) .    --       $    0.03         --      $    0.33
                                           =========                 =========

Weighted average number of

  common shares (Basic) ....     27,724       29,389       27,713       29,382
                              =========    =========     ========    =========

Weighted average number of

  common shares (Diluted) ..       --         29,389         --         29,382

                                           =========                 =========










                                    - more -


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                                                                  Exhibit 99.015
                          AMERICAN PAD & PAPER COMPANY
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                    (in thousands, except per share amounts)



                                                     September 30,  December 31,
                                                          1998           1997
ASSETS
Current assets:
  Cash ...............................................  $  33,228    $   4,855
  Accounts receivable ................................     49,001       74,203
  Inventories ........................................    129,607      154,359
  Refundable income taxes ............................        751        4,059
  Prepaid expenses and other current assets ..........      1,704        1,402
  Deferred income taxes ..............................      2,000       11,992
                                                        ---------    ---------
    Total current assets .............................    216,291      250,870

Property, plant and equipment ........................    152,181      151,390
Intangible assets ....................................    187,080      233,698
Other ................................................      2,729        2,443
                                                        ---------    ---------
  Total assets .......................................  $ 558,281    $ 638,401
                                                        =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
  Current portion of long-term debt ..................  $   1,021    $   1,538
  Accounts payable ...................................     42,674       56,356
  Accrued expenses ...................................     53,329       40,157
  Restructuring charges ..............................       5,741         --
  Income taxes payable ...............................        --           --
                                                        ---------    ---------
    Total current liabilities ........................    102,765       98,051
                                                        ---------    ---------

Long-term debt .......................................    412,348      398,577
Deferred income taxes ................................     12,337       39,477
Other ................................................      1,568        1,630
                                                        ---------    ---------
   Total liabilities .................................    529,018      537,735
                                                        ---------    ---------

Commitments and contingencies
Stockholders' equity:
  Preferred stock, 150 shares authorized,
   no shares issued and outstanding, respectively ....       --           --
  Common stock, voting, $.01 par value, 75,00
    shares authorized, 27,724 and 27,436 shares issues
    and outstanding, respectively ....................        277          274
Additional pain-in capital ...........................    301,287      301,279
Accumulated deficit ..................................   (272,301)    (200,887)
                                                        ---------    ---------

    Total stockholders' equity .......................     29,263      100,666
                                                        ---------    ---------
    Total liabilities and stockholders' equity .......  $ 558,281    $ 638,401
                                                        =========    =========



Note: On September 30, 1998, American Pad & Paper received a permanent amendment to its Credit Agreement. As a result AP&P reclassified $272,779 (as presented in the 10Q filing) from Current portion of long-term debt to Long-term debt.

                                                                  Exhibit 99.016

                            CONTACT:Mark Lipscomb
                            Vice President, Corporate Communications
                            American Pad & Paper Co.
                            (972) 733-5415
for immediate release
                            Robert P. Jones/Theresa Schillero
                            Leslie Feldman/Eileen King - Press
                            (212) 850-5600
                            Ken Pieper
                            (972) 663-9390
                            Morgen-Walke Associates


American Pad & Paper ANNOUNCES Key Management Appointments

         DALLAS, Texas, October 16, 1998, -- American Pad & Paper Company (NYSE:AGP) (AP&P) announced today several key management appointments as the Company continues the process of building a strong management team from both internal and external sources.

         John H. Rodgers has been appointed to the position of Senior Vice President, General Counsel and Secretary. In his new assignment he will be responsible for coordinating all of the Company's legal activities. Before joining American Pad & Paper, Mr. Rodgers was with The Southland Corporation where he held several key executive positions including Executive Vice President and General Counsel over a twenty year career. Prior to joining Southland, he served in the Judge Advocate General Corps of the United States Army. Mr. Rodgers received his Bachelor of Arts from Texas A&M University and his Juris Doctorate from the University of Texas School of Law.

         Mark S. Lipscomb has been appointed to the position of Vice President Corporate Communications. In this new position he will be responsible for investor relations, public relations and employee communications. Mr. Lipscomb joins American Pad & Paper after having most recently served as Director of Investor Relations for STMicroelectronics. Prior to STMicroelectronics, he served as Investor Relations Director for both Cyrix and Unisys Corporations. Mr. Lipscomb received his Bachelor of Science degree in Finance from the University of Texas at Dallas.

     Patrick D. "Dan" Lane has joined the Company as its Treasurer. Mr. Lane joins American Pad & Paper from Computer City, Inc., a subsidiary of the Tandy Corporation, where he held the position of Treasurer. Prior to this assignment he held numerous managerial positions with CompuCom Systems and NationsBank. Mr. Lane is a graduate of the University of North Texas.

                                    - more -

                                                                  Exhibit 99.016



         Robert D. Dunn has been promoted to Vice President, Corporate Development and Planning. He previously served as Vice President, Human Resources. In his new role he will coordinate activities associated with AP&P's turnaround and develop short and long-term business strategies. Prior to joining American Pad & Paper in 1996, Mr. Dunn held numerous domestic and international leadership positions with Office Depot, Mobil Corporation, and as an officer in the United States Army. Mr. Dunn holds both Bachelor of Science and Masters in Business Administration degrees.
     Deborah A. Garrett has been promoted to the position of Vice President, Human Resources, replacing Mr. Dunn. In her new position, Ms. Garrett will be responsible for all Human Resources activities of the Corporation. Ms. Garrett joined American Pad & Paper in 1997 and most recently served as Division Human Resources Manager, AMPAD Division. Previously, she held several operational and human resources management positions with GE Capital. Ms. Garrett holds Bachelor of Science and Masters in Business Administration degrees.

         Commenting on these new appointments  within the management team, James
W. Swent, III, Chief Executive Officer of American Pad & Paper, stated, "I am very pleased at the caliber of employees we are attracting and the internal management depth the Company possesses. We continue to build a management team that is a blend of internal and external management expertise. We remain committed to making this Company a world class organization, and these appointments demonstrate our progress in that direction." In addition, Mr. Swent stated, "We continue to have an active executive search underway to fill the key executive position of president of our AMPAD division."

         American Pad & Paper Company is a leading manufacturer and marketer of paper-based office products in North America. The company manufactures and distributes writing pads, file folders, machine papers, envelopes and other office products. Name brands include Ampad, Century, Embassy, Gold Fibre, Huxley, Karolton, Kent, Peel & Seel, SCM, Williamhouse and World Fibre.

         This release contains forward-looking statements relating to future results. Actual results may differ significantly as a result of factors over which the Company has no control, including the strength of domestic and foreign economies, slower than anticipated sales growth, price and product competition and changes in raw material costs. Additional information which could affect the Company's financial results is included in the Company's prospectus on file with the Securities and Exchange Commission.

                                                                  ###